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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Nastech Pharmaceutical Company Inc.:

We consent to incorporation by reference in the registration statements (No. 333-16507 and No. 333-45264) on Form S-2, (No. 333-44035, No. 333-59472, No.
333-62800, No. 333-72742, No. 333-108845, No. 333-111324, No. 333-119429, and
No. 333-127831) on Forms S-3 and (No. 333-28785, No. 333-46214, No. 333-49514,
No. 333-92206, No. 333-92222, No. 333-118206 and No. 333-126905) on Forms S-8 of
Nastech Pharmaceutical Company Inc. and subsidiary of our reports dated March 15, 2006, with respect to the consolidated balance sheets of Nastech Pharmaceutical Company Inc. and subsidiary as of December 31, 2005 and 2004, and the related consolidated statements of operations, stockholders' equity and comprehensive loss, and cash flows for each of the years in the three-year period ended December 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Nastech Pharmaceutical Company Inc.


/s/ KPMG LLP
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Seattle, Washington
March 15, 2006